UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

ORTHOVITA, INC.

(Exact name of registrant as Specified in its Charter)

Pennsylvania	0-24517	23-2694857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 640-1775

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction and Background

As previously reported, on May 16, 2011, Orthovita, Inc., a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stryker Corporation, a Michigan corporation (“Parent”), and Owl Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on May 27, 2011, to acquire all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price of $3.85 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”).

On June 27, 2011, Parent announced the expiration of the offering period, which expired at 12:00 midnight, New York City time, at the end of Friday, June 24, 2011 (the “Offering Period”).

On June 27, 2011, at 11:59 p.m., Eastern Daylight Time, Purchaser was merged with and into the Company (the “Merger”) pursuant to the terms of the Merger Agreement, with the Company surviving as an indirect wholly-owned subsidiary of Parent. The time of the Merger is referred to in this report as the “Effective Time.”

Item 1.02	Termination of a Material Definitive Agreement.

On June 28, 2011, in connection with the closing of the Merger, the Company received a payoff letter (the “Payoff Letter”) from LB I Group Inc., a Delaware corporation (“LB I”), pertaining to the Company’s outstanding loans and related obligations evidenced by the Senior Secured Note and Warrant Purchase Agreement, dated July 30, 2007 (the “Note Purchase Agreement”), by and between the Company and LB I and the related agreements, instruments and other documents entered into by the Company or its affiliates with or for the benefit of LB I (together with the Note Purchase Agreement, the “Loan Agreements”), including, without limitation, the 10% Senior Secured Note due July 30, 2012, dated July 30, 2007, made by the Company in favor of LB I. Pursuant to the Payoff Letter, all amounts outstanding under the Loan Agreements (totaling an aggregate of $37,498,611 (including approximately $1,633,333 in early termination fees)) were repaid, the Loan Agreements were terminated and LB I released and terminated all security interests and pledges securing the Company’s and its affiliates’ obligations under the Loan Agreements.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the consummation of the Merger and related transactions, the Company no longer fulfills the requirements for continued listing on the NASDAQ Global Market (“NASDAQ”) pursuant to NASDAQ Marketplace Rule 5450. Accordingly, on June 27, 2011, the Company requested that NASDAQ file with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25, thereby effecting the delisting of the Shares from NASDAQ. On June 27, 2011, NASDAQ filed the Form 25 with the SEC.

Item 3.03	Material Modification to Rights of Security Holders.

On June 27, 2011, at the Effective Time, each Share issued and outstanding as of immediately prior to the Effective Time (excluding Shares held by the Company, any wholly owned subsidiary of the Company, Parent or Purchaser and Shares held by any shareholder who properly demands appraisal of his, her or its Shares) was cancelled and converted into the right to receive the Offer Price.

Section 5—Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

Parent and Purchaser have advised the Company that, based on information from American Stock Transfer and Trust Company, LLC, the depositary for the Offer, as of the expiration of the Offering Period at 12:00 Midnight, New York City time, at the end of Friday, June 24, 2011, an aggregate of 67,512,965 Shares (including approximately 1,312,608 Shares subject to guarantees of delivery) were validly tendered by Orthovita’s shareholders and not withdrawn, representing approximately 87.6% of the total outstanding Shares. All Shares that were validly tendered and not validly withdrawn have been accepted for purchase by Purchaser in accordance with the terms of the Offer and payment for such Shares has been or will be promptly made at the Offer Price. Accordingly, a change of control of Orthovita has occurred and Purchaser has acquired control.

Including payments made in connection with Shares validly tendered and not withdrawn in the Offer (which includes Shares subject to guarantees of delivery) and the Merger, the total amount of consideration payable in connection with the change of control transaction was $304,546,475. All amounts paid by Purchaser in connection with the Offer and the Merger were from Parent’s cash on hand.

Pursuant to the terms and conditions of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time shall be the directors of the Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. A description of the changes to the membership of the Company’s board of directors is set forth in Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, on June 27, 2011, each of Scott Barry, Morris Cheston, Jr., Antony Koblish, Mary Paetzold, Paul Thomas, William E. Tidmore, Jr. and Paul T. Touhey, Jr. resigned as directors of the Company as of the Effective Time. Pursuant to the Merger Agreement, as of the Effective Time, Mary Anne McDonald and Tony M. McKinney (collectively, the “New Directors”), the directors of Purchaser immediately prior to the Effective Time, became directors of the Company.

In accordance with the Merger Agreement, on June 27, 2011, each of Antony Koblish, Nancy C. Broadbent, Maarten Persenaire, M.D. and Christopher H. Smith ceased to serve as officers of the Company. As of the Effective Time, Kevin A. Lobo and Wayne D. Dahlberg (collectively, the “New Officers”), officers of Purchaser immediately prior to the Effective Time, became the Company’s President and Vice President, Finance, respectively.

Kevin A. Lobo, age 46, is currently Group President, Orthopaedics, of Parent, a leading medical technology company, and was appointed to that position in April 2011. Prior to joining Parent, he served as Worldwide President of Ethicon Endo-Surgery, a division of Johnson & Johnson, a manufacturer of health care products, from June 2009 to April 2011, as President of Ethicon Endo-Surgery from July 2006 to May 2009 and President of Johnson & Johnson Medical Products from October 2005 to July 2006. He also served as Vice President, Finance, for the McNeil Consumer and Specialty Pharmaceuticals business and served as the General Manager for the McNeil Consumer Healthcare business in Canada. Prior to joining Johnson & Johnson, Kevin served in general management and financial and information technology leadership roles for eight years at Rhodia, the chemical spin-off from Rhone-Poulenc, a French chemical and pharmaceutical company.

Wayne D. Dahlberg, age 51, is currently Vice President, Chief Financial Officer and Compliance Officer of Parent’s Orthopaedics division, and was appointed to that position in 2009. He had previously been the Vice President, Finance and Compliance since 2008 and Vice President, Finance since 1999 at the Orthopaedics division.

There are no family relationships between any of the New Officers and the Company’s directors or executive officers, and the Company has not entered into any transactions with any of the New Officers or the New Directors that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective June 27, 2011, in connection with the Merger, (i) the Company’s articles of incorporation were amended and restated (the “Amended and Restated Articles of Incorporation”), and (ii) the Company’s bylaws were amended to be in substantially the form of Purchaser’s bylaws. Following the Effective Time, the Company’s bylaws were again amended and restated, effective as of June 28, 2011 (the “Second Amended and Restated Bylaws”).

The Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

The foregoing descriptions of the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is incorporated into this report by reference to Exhibit 2.1 to the Company’s Current Report filed with the SEC on May 16, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Orthovita, Inc.

3.2	Second Amended and Restated Bylaws of Orthovita, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2011

ORTHOVITA, INC.

By:	/s/ Kevin A. Lobo

Name:	Kevin A. Lobo
Title:	President

5